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                         EXHIBIT INDEX


Exhibit No.    Description                        Page
-----------    ------------                       ------


A Agreement and Declaration of Trust Incorporated dated January 2, 1926, as amended by reference through April 23, 1992, incorporated herein by reference to Exhibit 3 to the 1996 Form 10-K filed on March 28, 1997.

*C             Registration Statement (Form S-3), To be filed
               including all financial statements      by amendment
               and exhibits thereto, which will be
               filed under the Securities Act of
               1933 with reference to the additional
               shares

*F             Opinion of Counsel                 To be filed
                                                  by amendment

 H             Proposed Form of Notice            Filed herewith


*To be filed by amendment

                       Financial Statements
                       --------------------

1-A            Balance Sheet of NEES (Parent Company   Filed herewith
               only) at September 30, 1997, Actual

1-B            Statement of Income and Retained   Filed herewith
               Earnings for NEES (Parent Company
               only) for twelve months ended
               September 30, 1997, Actual

2-A Consolidated Balance Sheet of NEES Filed herewith at September 30, 1997, Actual

2-B            Statement of Consolidated Income for    Filed herewith
               NEES for twelve months ended
               September 30, 1997, Actual

27             Financial Data Schedule for NEES and    Filed herewith
               NEES Consolidated